Exhibit 10.3

SERIES A-2 PREFERRED CONSENT AGREEMENT

THIS SERIES A-2 PREFERRED CONSENT AGREEMENT (this “Agreement”) is dated as of March 29, 2010, by and among Glowpoint, Inc., a Delaware corporation (the “Company”), and the holders of the Company’s Series A-2 Convertible Preferred Stock set forth on Exhibit A attached hereto (each a “Holder” and collectively the “Holders”).

Preliminary Statement

WHEREAS, Section 3(a) of the Company’s Certificate of Designations, Preferences and Rights of Series A-2 Preferred Stock (the “Series A-2 Certificate of Designation”) requires the affirmative vote or consent of the holders of at least two-third (2/3rds) of the outstanding shares of Series A-2 convertible preferred stock, par value $0.0001 (“Series A-2 Preferred Stock”), in order to, among other things, (i) authorize, create, issue or increase the authorized or issued amount of any class of debt or equity securities, ranking pari passu or senior to the Series A-2 Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) repurchase, redeem or pay dividends on, shares of common stock or any other shares of the Company's stock; or (iii) amend, alter or repeal the provisions of the Series A-2 Preferred Stock to adversely affect any right, preference, privilege or voting power of the Series A-2 Preferred Stock;

WHEREAS, the Company and the Holders desire to create a new series of preferred stock, the Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), that (i) will rank senior to the Series A-2 Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up and (ii) will be entitled to the payment of cash dividends;

WHEREAS, the Company and the Holders desire that the Company issue, in a private placement with aggregate proceeds of up to Five Million ($5,000,000) Dollars, shares of the Company’s common stock at a price per share agreed to by the Company’s Board of Directors, which price may be less than the Conversion Price (as defined in Section 5(d) of the Series A-2 Certificate of Designation) of the Series A-2 Preferred Stock; and

WHEREAS, the Company and the Holders desire to increase the amount of the permitted line of credit, factoring arrangement or other similar financing arrangement in connection with servicing the Company’s receivables in an aggregate amount up to $7,000,000 from $3,000,000.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

1. Creation of Series B Preferred Stock.  The Holders, representing more than two-third (2/3rds) of the outstanding shares of Series A-2 Preferred Stock, hereby consent to the creation of the Series B Preferred Stock with the rights and preferences set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock in the form attached hereto as Exhibit B (the “Certificate of Designation”).  The Holders approve the terms of the Certificate of Designation in all respects and direct the Company to file it with the Delaware Secretary of State.

2. Repeal of Adjustment to Conversion Price.  The Holders, representing more than two-third (2/3rds) of the outstanding shares of Series A-2 Preferred Stock, hereby repeal, waive, modify and eliminate the applicability of any adjustment to the Conversion Price that may be authorized in the Series A-2 Certificate of Designation (specifically including, without limitation, Section 5(e)(vi) thereof) in connection with the Company’s sale, in a private placement with aggregate proceeds of up to Five Million ($5,000,000) Dollars, of shares the Company’s common stock at a price per share agreed to the Company’s Board of Directors.

3. Amend Amount of Permitted Credit Facility.  The Holders, representing more than two-third (2/3rds) of the outstanding shares of Series A-2 Preferred Stock,  hereby amend and alter the provisions of Section 3(a) of the Series A-2 Certificate of Designation to replace $3,000,000 with $7,000,000 at the end thereof so as to read, “obtain and utilize any line of credit, factoring arrangement or other similar financing arrangement in connection with servicing the Company’s receivables in an aggregate amount up to $7,000,000”.

4. Representations, Warranties and Covenants of the Holders.  Each of the Holders hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company, with respect solely to itself and not with respect to any other Holder:

(a) If a Holder is an entity, such Holder is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) This Agreement has been duly authorized, validly executed and delivered by each Holder and is a valid and binding agreement and obligation of each Holder enforceable against such Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and each Holder has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(c) The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not (i) if a Holder is an entity, violate any provision of the Holder’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Holder is a party or by which the Holder’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Holder or by which any property or asset of the Holder are bound or affected, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Holder’s ability to perform its obligations under this Agreement.

(d) Each Holder is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with sufficient knowledge and experience in financial matters as to be capable of evaluating the risks and merits of the transaction contemplated hereby.

(e) Each Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the shares of Series A-2 Preferred Stock set forth opposite such Holder’s name on Exhibit A, free and clear of all rights and Encumbrances (as defined below).   Each Holder has full power and authority to vote, pledge, transfer and dispose of the shares of Series A-2 Preferred Stock set forth opposite such Holder’s name on Exhibit A, free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws.  Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the shares of Series A-2 Preferred Stock set forth opposite such Holder’s name on Exhibit A.  “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(f) Independent Investment.  Except as may be disclosed in any filings by a Holder with the Securities and Exchange Commission, Holder has not agreed to act with any other holder of any Company securities for the purpose of acquiring, holding, voting or disposing of any Company securities for purposes of Section 13(d) under the Securities and Exchange Act of 1934, as amended, and each Holder is acting independently.  The decision of each Holder pursuant to this Agreement has been made by such Holder independently of any other Holder and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries which may have been made or given by any other Holder or by any agent or employee of any other Holder, and no Holder or any of its agents or employees shall have any liability to any Holder (or any other person) relating to or arising from any such information, materials, statements or opinions.

5. Representations, Warranties and Covenants of the Company.  The Company represents and warrants to each Holder, and covenants for the benefit of each Holder, as follows:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree (including federal and state securities laws and regulations), judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject, except in the case of clauses (i)(B), (ii)(except with respect to federal and state securities laws) or (iii), for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(d) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant thereto.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

(e) The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.  The Company has furnished or made available to the Holders true and correct copies of the Company’s certificate of incorporation as in effect on the date hereof, and the Company’s bylaws as in effect on the date hereof.

6. Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided, however, that the Company shall pay the reasonable legal fees of a single law firm and expenses (exclusive of disbursements and out-of-pocket expenses) incurred collectively by the Holders in connection with the preparation, negotiation, execution and delivery of this Agreement and the other transaction documents.

7. Indemnification.

(a) The Company hereby agrees to indemnify and hold harmless each Holder and its officers, directors, shareholders, members, managers, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively “Claims”) incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement.

(b) Each Holder hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, members, managers, employees, agents and attorneys against any and all Claims incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation, warranty, covenant or agreement made by such Holder in this Agreement.

8. Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each party waives its right to a trial by jury.  Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

9. Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 9), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a) if to the Company:

Glowpoint, Inc.
225 Long Avenue
Hillside, New Jersey 07205
Attention: President
Tel. No.: (312) 235-3888 x2044
Fax No.:  (973) 391-1904

and

General Counsel
Glowpoint, Inc.
225 Long Avenue
Hillside, New Jersey 07205
Tel. No.: (312) 235-3888 x 2087
Fax No.: (973) 556-1272

with a copy to:

Gibbons P.C.
One Gateway Center
Newark, New Jersey 07102
Attn: Frank Cannone, Esq.
Tel. No.: (973) 596-4500
Fax No.:  (973) 639-8340

(b) if to the Holders:

At the address of such Holder set forth on Exhibit A to this Agreement;

with a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Christopher S. Auguste, Esq.
Tel. No.: (212) 715-9100
Fax No.: (212) 715-8000

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

10. Confidentiality. Each Holder acknowledges and agrees that the existence of this Agreement and the information contained herein and in the Exhibits hereto (collectively, “Confidential Information”) is of a confidential nature and shall not, without the prior written consent of the Company, be disclosed by such Holder to any person or entity, other than such Holder’s personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and that it shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the subject matter of this Agreement.  Notwithstanding the foregoing, a Holder may use or disclose Confidential Information to the extent Holder is legally compelled to disclose such Confidential Information, provided, however, that prior to any such compelled disclosure, Holder shall give the Company reasonable advance notice of any such disclosure and shall cooperate with the Company in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. Each Holder further acknowledges and agrees that the information contained herein and in the other documents relating to this transaction may be regarded as material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company.  Accordingly, until such time as any such non-public information has been adequately disseminated to the public, each Holder shall not purchase or sell any securities of the Company, or communicate such information to any other person.  The Company shall also file with the Securities and Exchange Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby as soon as practicable following the closing of the sale of the Series B Preferred Stock, but in no event more than two (2) Trading Days following such date, which Form 8-K shall be subject to prior review and comment by the Holders.  "Trading Day" means any day during which The New York Stock Exchange shall be open for business.

11. Entire Agreement.  This Agreement and the other agreements contemplated hereby constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by all of the parties hereto.

12. Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO SERIES A-2 PREFERRED CONSENT AGREEMENT]

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

GLOWPOINT, INC. By: ________________________ Name: Title: Holder: By: ________________________ Name: Title: